UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 10, 2016

CYRUSONE INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35789	46-0691837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1649 West Frankford Road

Carrollton, TX 75007

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (972) 350-0060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 — OTHER EVENTS

On August 10, 2016, CyrusOne Inc. (“CyrusOne”) issued a press release announcing that it has priced a public offering of 6,800,000 shares of its common stock, of which 3,400,000 shares were offered directly by CyrusOne, and 3,400,000 shares were offered, at the request of CyrusOne, by the Forward Purchaser (as defined below) or its affiliate in connection with the forward sale agreement described below, at a price to the public of $50.50 per share.  The underwriters have been granted an option to purchase up to 1,020,000 additional shares of common stock from the Forward Purchaser or its affiliate.

In connection with the offering of CyrusOne’s common stock, CyrusOne entered into a forward sale agreement with Goldman, Sachs & Co. (who is referred to in such capacity as the “Forward Purchaser”), with respect to 3,400,000 shares of its common stock covered by the offering. The Forward Purchaser or its affiliate is expected to borrow from third parties and sell to the public through the underwriters 3,400,000 shares of CyrusOne’s common stock.  In addition, if the underwriters’ option to purchase additional shares is exercised, such additional shares of common stock are expected to be sold by the Forward Purchaser or its affiliate to the underwriters, in which case CyrusOne will enter into one or more additional forward sale agreements with the Forward Purchaser in respect of the number of additional shares of common stock that are subject to the option being exercised.

Pursuant to the terms of the forward sale agreements, and subject to CyrusOne’s right to elect cash or net share settlement under the forward sale agreements, CyrusOne intends to issue and sell, upon physical settlement of such forward sale agreements, 3,400,000 shares of its common stock to the Forward Purchaser (or 4,420,000 shares, if the underwriters’ option to purchase additional shares is exercised in full) in exchange for cash proceeds per share equal to the applicable forward sale price, which will initially be the public offering price, less underwriting discounts and commissions, and will be subject to certain adjustments as provided in the applicable forward sale agreement. CyrusOne expects to physically settle the forward sale agreement (and additional forward sale agreements, if any) in full, which settlement or settlements will occur by August 1, 2017.

CyrusOne will receive proceeds from the sale of shares of its common stock offered by it in the offering, but will not initially receive any proceeds from the sale of shares of its common stock offered by the Forward Purchaser or its affiliate to the underwriters, except in certain circumstances described in the prospectus supplement relating to the offering. CyrusOne intends to contribute, directly and indirectly, the net proceeds from the offering to its operating partnership, CyrusOne LP (the “Operating Partnership”), in exchange for an equivalent number of newly issued common units of limited partnership interests in the Operating Partnership.

The Operating Partnership is expected to use such proceeds to fund growth capital expenditures related to recently signed leases, to repay borrowings under its senior unsecured revolving credit facility, and for general corporate purposes, which may include funding future acquisitions, investments or capital expenditures.

A copy of the press release is furnished herewith as Exhibit 99.1.

ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated August 10, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYRUSONE INC.

Date: August 10, 2016	By:	/s/ Robert M. Jackson
Robert M. Jackson
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated August 10, 2016.

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